                                                                    EXHIBIT 10.4

                     AMERICAN MULTIPLEXER(TM) CORPORATION,
                       RESTRICTED STOCK WARRANT AGREEMENT


      American Multiplexer(TM) Corporation, a California corporation (the "Company"), has granted to Douglas R. Hanson (the "Warrantee"), a warrant (the "Warrant") to purchase a total of One Million (1,000,000) shares of Common
Stock (the "Shares") of the Company on the terms and conditions set forth below.

1. Nature of the Warrant: This Warrant is intended to qualify according to SEC rules.

2.    Exercise Price: The exercise price will be $1.00 per share.

3. Right to Exercise Warrant: The Warrant is granted by the Company based on the intent of the Parties to the Warrant for the company to enter into a new business and to accomplish certain goals and objectives some of which are identified in the Descriptive Memorandum (c)1998. Warrantee shall accumulate the right to exercise the shares of the Warrant based on a) the Company's stock increasing in price over time, and/or b) the Company's achievement of certain milestones as identified herein. Said rights may be exercised independently based on the following set of conditions:

            (a) Stock Price. The right to exercise up to 50% of the warrant (500,000 shares) is based on the following stock price milestones (with a base of 20 million shares in the company), whereby the stock maintains an average price on the OTC BB or other market for a period of 30 days:

            Stock Price @ $1.00 per share - 100,000 shares exercisable Stock Price @ $3.00 per share - 100,000 shares exercisable Stock Price @ $5.00 per share - 100,000 shares exercisable Stock Price @ $10.00 per share - 100,000 shares exercisable Stock Price @ $20.00 per share - 100,000 shares exercisable

            The above stock prices will be adjusted downward proportionally if the base of 20 million shares increases in the future.

            (b) Marketing and Technical Milestones. The right to exercise up to 50% of the warrant (500,000 shares) is based on the Company achieving the following marketing, sales and engineering milestones. The achievement of the milestones is subject to the availability of funding to support the development and sales efforts as specified herein., and is based on time following the expenditure of said funds. If the funding is delayed, the technical or marketing milestone date is also delayed, but such change in milestone date does not cancel or void the Warrant.

---------------------------------------------------------------------------------------------
Milestone                                   Months         Cumulative Eng.    Shares
                                            From           Funding            Exercisable
                                            Funding        Amount
---------------------------------------------------------------------------------------------
1. DigiCop-1 Redesign                                      $ 1,217,000          50,000
---------------------------------------------------------------------------------------------
2. DVB Compliant System Integration                        $ 2,051,540          50,000
---------------------------------------------------------------------------------------------
3. Ku Band Radio Production                                $ 3,279,653          75,000
---------------------------------------------------------------------------------------------
4. Availability of DVB Services                            $ 4,496,706          75,000
---------------------------------------------------------------------------------------------
6. Beta Test SatExpress                                    $ 9,713,278         100,000
---------------------------------------------------------------------------------------------
7. Hub Production                                          $11,267,098          75,000
---------------------------------------------------------------------------------------------
8. SatExpress Production                                   $14,785,718          75,000
---------------------------------------------------------------------------------------------


            (c) This Warrant may not be exercised for a fraction of a share. The right to exercise to purchase the individual share as described above will expire 3 years after it becomes exercisable.


1998-99 American Multiplexer(TM) Corp. Confidential-Stock Option Agreement

4. Rights of Survivorship. In the event of the warrantee's death, disability or other termination of employment, other than cause, the rights to exercise the warrants will be transferable to the warrantee's beneficiary or other designatee defined by the warrantee.

5. Merger, Consolidation or Sale of Assets. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall provide Warrantee with written notice of such transaction not later than thirty
     (30) days prior to the projected date of such transaction. Notwithstanding the vesting provisions of Section 3(a)(b) above, after delivery of such notice Warrantee may exercise this Warrant to the full extent. After delivery of such notice, the warrantee can, upon providing notice, accelerate vesting at 100% of the full value of the warrant on or prior to the date of such transaction and may condition his exercise upon the occurrence of the transaction. Whether or not so exercised, this Warrant agreement shall terminate immediately upon the consummation of such proposed sale, merger or offering.

6. Method of Exercise of Warrants. This Warrant shall be exercisable by written notice which shall state the election to exercise the Warrant, the number of Shares in respect of which the Warrant is being exercised, and such other representations. Such written notice shall be signed by the Warrantee and shall be delivered in person or by certified mail to the Secretary of the Company or designee. The written notice shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price at the fair market value at the time of exercise. Exhibit A contains the form that should be used. No shares will be issued pursuant to the exercise of an Warrant unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Warrantee on the date on which the Warrant is exercised with respect to such Shares.

7. Method of Payment. Payment of the exercise price shall be by cash, check, or delivery of Common Stock of the Company that has been vested by the Warrantee. The value of such common stock shall have a fair market value at least equal to the exercise price payable with respect to the exercise hereof or any combination of such methods of payment.

8.   Termination of Status as an Employee.

          a) Termination without Cause: In the event of termination without cause of the warrantee's status as an employee, the full value of this warrant will be exercisable.

          b) Termination with Cause. In the event of termination with cause of Warrantee's status as an employee, he may, but only within one hundred-eighty (180) days after date of such termination, exercise this warrant to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this warrant at the date of such termination, or if he does not exercise this Warrant within the time specified herein, the Warrant shall terminate.

9. Disability of Warrantee. Notwithstanding the provisions of Section 8 above, in the event of termination of Warrantee's status as an employee as a result of disability, he may, but only within six months from the date of termination of employment, exercise his Warrant to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Warrant at the date of termination, or if he does not exercise such Warrant within the time specified herein, the Warrant shall terminate.

10. Death of Warrantee. In the event of the death of Warrantee, the Warrant may be exercised, at any time within six months following the date of death, by Warrantee's estate, spouse or by a person who acquired the right to exercise the Warrant by bequest or inheritance but only to the extent of the right

1998-99 American Multiplexer(TM) Corp. Confidential-Stock Warrant Agreement to exercise that has accrued at the date of death of the Warrantee. To the extent that Warrantee was not entitled to exercise the Warrant at the date of his death, or if the Warrantee's estate or legatee does not exercise the Warrant within the time specified herein, the Warrant shall terminate.

11. Transferability of Warrant. This Warrant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Warrantee only by him. The terms of this Warrant shall be binding upon the executors, administrators, heirs, successors and assigns of the Warrantee.

12. Term of Warrant. This Warrant may not be exercised more than ten (10) years from the date of grant of this Warrant, and may be exercised during such term only in accordance with the Plan and the terms of this Warrant.

13. Early Disposition of Stock. Warrantee understands that if he disposes of any Shares received under this Warrant within two years after the date of this Agreement or within one year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition. Warrantee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.


Date of grant: November 1, 1998


AMERICAN MULTIPLEXER CORPORATION,
a California corporation


By: /s/ EDWARD TAN
    ----------------------------
    Edward Tan, President/CEO

1998-99 American Multiplexer(TM) Corp. Confidential-Stock Warrant Agreement
                                                                     Page 3 of 4